Exhibit 99.1

Forward Looking Statements

The following Investor FAQs may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the Novel Coronavirus (COVID-19) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

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CoreSite’s COVID-19 Response

Frequently Asked Questions

For Our Investor Community

As of March 20, 2020

CoreSite welcomes the opportunity to communicate with its constituencies, particularly in this unusual time. Our Data Center Operations personnel and our Customer Experience Team have ongoing interactions with customers and we provide regular updates to the CoreSite Community on our website.

We believe our Investor Community will also find value in our customer information, supplemented with some commentary on certain financial topics in this format. Given the highly fluid and dynamic COVID-19 phenomenon and its impact, we have elected to not speculate on potential outcomes. We thank you for your interest in CoreSite and your ongoing support. Our team wishes you all to be well!

Paul E. Szurek,

President & CEO

Follow CoreSite Community Updates

For further updates to the CoreSite Community visit https://www.coresite.com/coronavirus-response-update

CoreSite Preparedness and Customer, Vendor and Employee Well Being

Q:	What has CoreSite done to prepare for this pandemic situation?

We have a Business Continuity Plan which we continually evaluate, test, update and drill against to address a variety of scenarios, including epidemics and pandemics, to protect the interests of our customers, vendors and employees and to maintain the industry leading resiliency of our data center operations and our high standards of customer service.

Q:	What guidelines does CoreSite utilize in addressing Business Continuity Planning for COVID-19?

We continue to closely follow the developing news regarding COVID-19, including monitoring reports from the Centers for Disease Control (CDC), the World Health Organization (WHO) and other government organizations. Importantly, we are closely monitoring the local governments in our data center markets and following their requirements, including directives on restricted movement and sheltering in place.

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Q:	Has anyone at CoreSite tested positive to COVID-19 to date?

We are thankful to report that as of this date, we are unaware of any employee with a confirmed diagnosis. We value the CoreSite family of employees, vendors and customers and remain focused on their well-being.

Q:	What general measures are you taking for employee well-being?

In keeping with governmental directives and advice, we’ve suspended non-essential business travel and all international travel, implemented work-from-home measures, directed employees not essential for on-site activities to work remotely, taught and enforced social distancing and other best practices at our sites, cancelled larger group meetings and similar functions, and increased our sanitization practices both in our data centers and office locations. Our Business Continuity Team, including Human Resources, and our people managers throughout our organization, are working to ensure we are timely addressing the information and needs of our employees.

Data Center Operations and Impacts

Q:	How are you prepared for Data Center staffing, and are you currently at full staffing?

Employees whose presence is not required at the data center for operations are working remotely to prevent potential virus transmission at our office locations and data centers. Data center operations continue to operate at normal staffing levels. We do have a reduced staffing plan as part of our Standard Operating Procedures, should the need arise. We have also cross-trained our employees in the data center for maximum efficiency and flexibility. And we have contingency plans to move personnel among sites if necessary.

Q:	Are you limiting access to the Data Centers?

We have directed all data center employees whose presence on site is not essential to work remotely. We have communicated and worked to strongly encourage customers to self-limit access to data centers and continue to offer services that reduce the needs for customer visits. This includes use of our Customer Portal to request “Remote Hands” services, which tasks our team to perform light maintenance efforts. In addition, our customers can leverage our Data Center Intelligence capabilities to remotely monitor key elements of their operating environments such as power usage and temperature and humidity conditions. As always, customers can use the Customer Portal to quickly direct new services via the CoreSite Open Cloud Exchange. Many of our customers already operate with little to no in-person visits to our data centers.

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Q:	Do you have any requirements on those entering your Data Centers?

We do. In order to protect our community, we ask that customers and vendors limit their visits to our locations. If conditions require them to access one of our data centers, we ask that our employees, customers, and vendor partners consider the following questions:

•	Are you currently experiencing any flu-like symptoms?
•	Have you been in contact with anyone who has tested positive for COVID-19?
•	Have you visited within the last 14 days any country with a CDC Level 3 Travel Health Notice?

If they answer “yes” to any of these questions, we ask that they defer their visit to a future date

Q:	Do you have the ability to Shelter in Place in the Data Centers?

We have prepared our team for such potential situations, including storing foods and other essentials on site to enable sheltering in place, as we do in areas facing hurricanes or similar storm conditions.

Q:	Are Shelter in Place directives preventing employees from getting to the Data Center?

While some communities, including the communities in which our Santa Clara and Los Angeles data centers reside, currently have implemented Shelter in Place directives, our data center operations employees are specifically allowed to come to work as they continue to support critical data center operations, which are considered critical infrastructure by state and local governments.

Q:	Do you expect labor shortages in markets such as Santa Clara and NYC markets?

As a result of our cross training of employees and ability to move employees between relatively close locations, we do not have a concern at this time. However we are constantly monitoring and planning for contingencies in this unprecedented situation.

Q:	In terms of supply issues, how much of your key Data Center equipment do you think could be impacted by this situation?

For the time being all data center equipment is up to date on maintenance, we have sufficient bench stock, and all operational vendors have confirmed availability and supplies.

Q:	Are all Data Center facilities running at normal capacity?

Our data centers are all running at normal capacity, and we have the capabilities and capacity to serve additional customer needs at all of our data centers.

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Potential Customer Impacts

Q:	Are travel restrictions impacting new customer sales and have you see any disruption to customers’ buying decisions?

Time will tell; customers seem to be adapting. We continue to work creatively with customers to meet their information needs, and a high majority of annual sales come from existing customers who are familiar with us and our data centers. The recent events have driven significant changes in how consumers and businesses interact. The increased reliance on technology will likely have a positive impact for some sectors, while negative with others. Fortunately, given the unique value of our world class cloud connected data centers, we believe CoreSite is well-positioned to help those businesses quickly adapt to these demands.

Given the technical nature of the customer buying process, a significant amount of necessary information to customers is provided (i) in request-for-proposal responses, (ii) in the annual compliance certifications set forth below, and (iii) through the many existing customers who readily provide referrals. In addition, we have the ability to provide virtual site tours if needed.

CoreSite Annual Compliance Certifications

•	International Organization for Standardization certification for Information Security Management Systems (ISO 27001)
•	Payment Card Industry Data Security Standard (PCI DSS) validation
•	Health Insurance Portability and Accountability Act (HIPAA) attestation for the HIPAA Security Rule and the Health Information Technology for Economic and Clinical Health Act (HITECH) Breach Notification requirements
•	National Institute of Standards and Technology Publication Series 800-53 (NIST 800-53) attestation based on the high-impact baseline controls and additional Federal Risk and Authorization Management Program (FedRAMP) requirements for a subset of control families applicable to colocation services

Q:	Have customers cited issues in obtaining servers or other key equipment?

Not to our knowledge. We have several ongoing customer installations that appear to be proceeding normally.

Q:	Have you seen an impact to the pace of customer move-ins?

We have seen a small number of customers slow their work installing their equipment in their occupied space, which does not impact our rent collection.

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Q:	You’ve identified waning pre-cloud business models and certain cloud use cases as 4-6% remaining exposure in your embedded annualized cash rent base. Will this uncertain environment accelerate that churn to sooner than you planned?

Eventually we expect the small remaining exposure to churn over a period of time. It is possible that some may churn earlier, but others may churn later, depending on their own business needs and the pace of implementation of alternatives and the current needs of their customers.

Q:	You’ve discussed strong new business models emerging, including the ongoing migration to hybrid and multi cloud architectures and winning edge and high performance use cases. How do you expect that trend to react in this pandemic environment?

There are many dynamics to that question. As we’ve previously said we do expect to benefit from ongoing hybrid and multi cloud migration, and our connected campus environment positions us as a valuable strategic location for customers. As for the current COVID-19 environment and its impacts, including possible recession, we expect variable reactions from prospects, but long term we expect to benefit from this secular tailwind.

Q:	If this situation extends, how quickly can you provide new services to sectors that might need additional capacity, and what would be good examples?

We always stand ready to deploy customers quickly in our network and cloud dense data centers. Given our capabilities, and our significant available capacity in most markets, we are in a good position to turn up services quickly, particularly for existing customers, whether that be to support online education, increased online video conferencing or increased connectivity for the online gaming and video streaming industries. We support these needs year round, but recognize we are in an unusual time and cannot predict the impact, if any, from this situation.

Q:	How much of your customer base is travel and leisure, hospitality or energy related?

Those industries combined represent about 5-6% of our Annualized Rent Base.

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Supply Chain Considerations and Impacts to CoreSite’s Development Pipeline

Q:	Are there any disruptions to the supply chain and to technology decisions impacting CoreSite?

As mentioned above, we keep appropriate levels of supplies and bench stock on-site at our data centers, and we work with our vendors to ensure and monitor their access to supplies. We have not been made aware of any shortages at this time, including for the supplies and equipment for our current datacenter construction.

Q:	You have indicated you expect to deliver your two new ground up developments in 2020, can the impact of this COVID-19 situation jeopardize or otherwise delays those targets?

Local regulations and labor impacts could be a factor in our construction completions. We are pleased with our progress to date related to our new downtown Chicago data center (CH2) which should complete next quarter. However, as it relates to the broader impact, this environment is fluid, and we will monitor and provide an update on any changes to our expectations of construction completions.

Balance Sheet, Liquidity and Current Rate Environment

Q:	Are you considering taking advantage of this low rate environment?

We are always working to be in a position to optimize our balance sheet with a focus on lowering rates, negotiating optimum covenants and extending out debt maturities. Given the historically low environment, we have increased our percentage of fixed rate debt from 71% at December 31, 2019 to approximately 90% currently. The rate on the additional fixed rate debt was less than 2%.

Q:	Have you revised your expectations of leverage in this environment?

We have not. We still are focused on leverage at approximately 5 times debt to annualized Adjusted EBITDA, but as we have said, given the timing of construction completion and tenant leasing, we may elect to go briefly above that level. Our leverage is something we revisit with our Board of Directors periodically. Our low leverage does provide us the ability to be more flexible with leverage in unusual capital markets circumstances.

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